      As filed with the Securities and Exchange Commission on June 10, 2002
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      MARTHA STEWART LIVING OMNIMEDIA, INC.

             (Exact name of registrant as specified in its charter)





            DELAWARE                                    52-2187059
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or organization)


                               11 West 42nd Street
                            New York, New York 10036
                                 (212) 827-8000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                      MARTHA STEWART LIVING OMNIMEDIA, INC.
                 AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                             GREGORY R. BLATT, ESQ.
                   EXECUTIVE VICE PRESIDENT, BUSINESS AFFAIRS,
                          GENERAL COUNSEL AND SECRETARY
                      MARTHA STEWART LIVING OMNIMEDIA, INC.
                  11 West 42nd Street, New York, New York 10036
                                 (212) 827-8000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)




                                           CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
   Title of Securities           Amount          Proposed Maximum      Proposed Maximum        Amount of
          to be                  to be          Offering Price Per    Aggregate Offering     Registration
       Registered            Registered (1)          Share (2)            Price (2)             Fee (2)
----------------------------------------------------------------------------------------------------------
Martha Stewart Living
Omnimedia, Inc Common           2,700,000           $17.475              $47,182,500           $4,340.79
Stock, par value $.01
----------------------------------------------------------------------------------------------------------
Total                           2,700,000           $17.475              $47,182,500           $4,340.79
----------------------------------------------------------------------------------------------------------

(1) Consists of Class A common shares (the "Class A Common Stock") of Martha Stewart Living Omnimedia, Inc. (the "Corporation" or the "Registrant") to be issued pursuant to the Martha Stewart Living Omnimedia, Inc. Amended and Restated 1999 Stock Incentive Plan (the "Plan"), together with an indeterminate number of shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding Class A Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 with respect to shares of Class A Common Stock issuable pursuant to stock options granted under the Plan and based upon the average of the high and low prices of the Class A Common Stock of Martha Stewart Living Omnimedia, Inc. as reported on The New York Stock Exchange on June 7, 2002.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The contents of the Registrant's registration statement on Form S-8, previously filed with the Commission on October 19, 1999, file number 333-89263, are hereby incorporated into this Registration Statement by reference. This Registration Statement is being filed pursuant to General Instruction (E) of the Form S-8 Rules under the Securities Act for the sole purpose of registering additional securities under the Plan.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Gregory R. Blatt, who is delivering the opinion on the validity of the Shares referred to in Item 8 hereof, is the Corporation's Executive Vice President, Business Affairs, General Counsel and Secretary and is a full-time employee of the Corporation. He is also eligible to participate in the Plan and receive Shares issued thereunder.

ITEM 8. EXHIBITS.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

Exhibit 5.1 Opinion of Gregory R. Blatt regarding the validity of the securities being registered.

Exhibit 23.1      Consent of Gregory R. Blatt (included in Exhibit 5.1).

Exhibit 23.2      Consent of Arthur Andersen LLP, Independent Public Accountants

Exhibit 24.1      Power of Attorney (included on signature page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Martha Stewart Living Omnimedia, Inc., certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on this 10th day of June, 2002.

                      MARTHA STEWART LIVING OMNIMEDIA, INC.





                           BY: /s/ Gregory R. Blatt
                               -----------------------------
                               GREGORY R. BLATT


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory R. Blatt as his true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his name, place and stead in any and all such capacities the Registration Statement and any and all amendments thereto (including post-effective amendments) and any documents in connection therewith, and to file the same with the Securities and Exchange Commission, said attorney to have full power and authority to do and perform, in the name and on behalf of each such officer and director who shall have executed such a power of attorney, every act whatsoever which such attorney may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as such officer or director of our company might or could do in person.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on June 10, 2002.


               Signature                                 Title
               ---------                                 -----

          /s/ MARTHA STEWART                  Chairman of the Board and Chief
------------------------------------------    Executive Officer
Name: Martha Stewart                          (Principal Executive Officer)

           /s/ SHARON L. PATRICK              President and Chief Operating
------------------------------------------    Officer and Director
Name: Sharon L. Patrick

        /s/ JAMES FOLLO                       Executive Vice President, Chief
------------------------------------------    Financial Officer
Name: James Follo                            (Principal Financial and
                                               Accounting Officer)

           /s/ ARTHUR C. MARTINEZ                        Director
------------------------------------------
Name: Arthur C. Martinez

          /s/ DARLA D. MOORE                             Director
------------------------------------------
Name: Darla D. Moore

         /s/ NAOMI O. SELIGMAN                           Director
------------------------------------------
Name: Naomi O. Seligman

        /s/ JEFFREY W. UBBEN                             Director
------------------------------------------
Name: Jeffrey W. Ubben

                                  EXHIBIT INDEX




Exhibit                         Description                     Method of Filing
Number

  5.1     Opinion of Gregory R. Blatt, regarding the            Filed herewith
          validity of the securities being registered

 23.1     Consent of Gregory R. Blatt (included in              Filed herewith
          Exhibit 5.1)

 23.2     Consent of Arthur Andersen LLP, Independent           Filed herewith
          Public Accountants

 24.1     Power of Attorney (included on signature page)        Filed herewith